UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 19, 2018

ATHENE HOLDING LTD.
(Exact name of registrant as specified in its charter)

	Bermuda	001-37963	98-0630022
	(State or other jurisdiction of	(Commission	(I.R.S. Employer
	incorporation or organization)	file number)	Identification Number)

96 Pitts Bay Road
Pembroke, HM08, Bermuda
(Address of principal executive offices and zip code)

(441) 279-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2018, William J. Eckert, IV, Senior Vice President, Controller and Principal Accounting Officer of Athene Holding Ltd. (the “Company”), notified the Company of his intention to resign, effective August 3, 2018, after having accepted an offer for employment from another company. Mr. Eckert's resignation was not the result of any dispute or disagreement with the Company on any matter relating to the Company's accounting practices or financial statements.

The Company has initiated a search for a new Controller and Principal Accounting Officer and until one is appointed Travis Tweed, age 44, currently the Company's Vice President of Accounting Policy, will serve as Interim Principal Accounting Officer, effective upon Mr. Eckert's departure. Mr. Tweed joined the Company in August 2015 as a Director, Accounting Policy and served in that role until being promoted to Vice President of Accounting Policy in August 2016. Prior to joining the Company, Mr. Tweed served as a Manager, External Financial Reporting at Berkshire Hathaway Energy Company and as a Senior Audit Manager at KPMG LLP.

There are no arrangements or understandings between Mr. Tweed and any person pursuant to which Mr. Tweed was appointed as Interim Principal Accounting Officer. There is no family relationship between Mr. Tweed and any director or executive officer of the Company. There are no actual or proposed transactions between Mr. Tweed or any of his related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATHENE HOLDING LTD.

Date: June 22, 2018	/s/ John L. Golden
John L. Golden
Executive Vice President, Legal